                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 18, 1998



                         COMMISSION FILE NUMBER 0-20905


                     UNITED PAYORS & UNITED PROVIDERS, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                                           51-0374698
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)


        2275 RESEARCH BOULEVARD, 6TH FLOOR, ROCKVILLE, MARYLAND  20850
              (Address of principal executive offices, Zip Code)

                                (301) 548-1000
               (Registrant's phone number, including area code)



                                Not Applicable
                    -----------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 1.  (Not Applicable)


ITEM 2.  ACQUISITION

  On December 18, 1998, United Payors & United Providers, Inc. acquired ProAmerica Managed Care, Inc. ("ProAmerica") from the MetraHealth Employee Benefits Company, Inc. a subsidiary of UnitedHealth Group for a purchase price of approximately $12 million, of which $10 million was funded with the proceeds from a line of credit with NationsBanc, N.A. The acquisition will be accounted as a purchase, in accordance with generally accepted accounting principles.

  ProAmerica is a national preferred provider network located in Arlington, Texas that operates a network of health care providers.


ITEMS 3-6.     (Not Applicable)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of the Business Acquired. (Not Applicable)

(b) Pro Forma Consolidated Financial Information.(Not Applicable)

(c) Exhibits.(Filed Herewith)



     Exhibit No.                Description
     -----------                -----------

       10.9         Stock Purchase Agreement by and among United Payors &
                    United Providers, Inc. and the MetraHealth Employee Benefits Company, Inc., dated December 17, 1998.



                                SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                UNITED PAYORS & UNITED PROVIDERS, INC.



Date: December 31, 1998        By: /s/   EDUARDO V. FEITO
                                   ----------------------------------------
                                   Eduardo V. Feito
                                   Controller and Chief Accounting Officer